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                                                               EXHIBIT 99.(a)(2)

                              TRADE NAME APPLICATON

TRADE NAME:                      Dryden Tax-Free Money Fund
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ADDRESS(ES) WHERE NAME IS USED:
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300 East Lombard Street, Baltimore, MD 21202 (principal office in Maryland)
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FULL LEGAL NAME OF OWNER OF BUSINESS USING THE TRADE NAME:
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                      Prudential Tax-Free Money Fund, Inc.
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If the owner is an individual or general partnership, does it have a personal property account (an "L" number)? YES  NO

If YES, what is that number? L _ _ _ _ _ _ __

If NO, see instruction 7.

ADDRESS OF OWNER:     Gateway Center Three, 100 Mulberry Street, Newark, NJ
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                                                             ZIP:  07102-4077
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DESCRIPTON OF BUSINESS:     Operating as an open-end, management investment
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company registered as such under the Investment Company Act of 1940, as amended.
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I AFFIRM AND ACKNOWLEDGE UNDER PENALTIES OF PERJURY THAT THE FOREGOING IS TRUE
AND CORRECT TO THE BEST OF MY KNOWLEDGE.

PRUDENTIAL TAX-FREE MONEY FUND, INC.


/s/ Judy A. Rice
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By: Judy A. Rice
Its: President